PBF Logistics Increases Quarterly Distribution to $0.4950 per Unit and
Announces Second Quarter 2018 Earnings Results

•	Second quarter net income attributable to the limited partners of $16.7 million, or $0.39 per common unit, net of the General Partner interest, and EBITDA attributable to PBFX of $36.1 million

•	Fifteenth consecutive quarterly distribution increase to $0.4950 per unit, representing a 65% increase to the Partnership’s minimum quarterly distribution

•	Announces successful revolving credit facility refinancing and upsizing to $500 million

•	Highlights July and April acquisitions for $243 million, at a combined 7.1x expected annualized run-rate EBITDA multiple

PARSIPPANY, NJ – August 2, 2018 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) today announced second quarter 2018 net income attributable to the limited partners of $16.7 million, or $0.39 per common unit, net of the General Partner interest. During the quarter, the Partnership generated cash from operations of approximately $23.3 million, earnings before interest, income taxes, depreciation, and amortization (“EBITDA”) of $36.1 million and distributable cash flow of $28.1 million. Included in our general and administrative expenses for the second quarter are $2.6 million, or $0.07 per common unit, of expenses related to incremental stock-based compensation and transaction-related expenses.

“Our base business remains strong and our growing asset base is performing well. On July 31, we completed the drop-down transaction with PBF Energy as announced in April, and earlier in July we announced the agreement to acquire the East Coast Storage Assets,” said PBF Logistics GP LLC Executive Vice President Matt Lucey. “Our active business development efforts have generated these accretive transactions and we see additional attractive opportunities to continue the growth of the Partnership and, ultimately, reward our unitholders.”

As of June 30, 2018, the Partnership had approximately $291.7 million of liquidity, including approximately $19.7 million in cash and cash equivalents, and access to approximately $272.0 million under its revolving credit facility.

PBF Logistics announces successful closing of upsized $500 million credit facility
PBF Logistics LP announced today that it and certain of its subsidiaries’ have entered into an amended and extended five-year revolving credit facility. Commitments under the facility have increased from $360 million to $500 million. The credit facility will be used for acquisitions and other general partnership purposes.

The Partnership’s Chief Financial Officer Erik Young said, “This successful syndication demonstrates the growth and development of our business and we thank our lending partners for their commitment to PBF Logistics. Our upsized, five-year credit facility provides us with incremental liquidity and increased financial flexibility that will help fund our disciplined growth strategy.”

Wells Fargo Bank is the Administrative Agent for the 20-bank syndicate participating in the facility. Wells Fargo Securities, LLC, BNP Paribas, Citigroup Global Markets Inc., MUFG Union Bank, N.A., Natixis and RBC Capital Markets acted as Joint Lead Arrangers and Joint Bookrunners. BNP Paribas, Citigroup Global Markets Inc., MUFG Union Bank, N.A., Natixis and RBC Capital Markets acted as Co-Syndication Agents.

East Coast Storage Assets Acquisition and Drop-downs
On July 17, 2018, The Partnership announced that it has entered into an agreement to purchase CPI Operations LLC, whose assets include a storage facility and other idled assets located on the Delaware River near Paulsboro, New Jersey (the “East Coast Storage Assets”). The acquisition of the East Coast Storage Assets, combined together with the transactions announced on April 16, 2018, which closed on July 31, 2018, the Partnership expects to achieve annualized run-rate EBITDA of approximately $34 million for a total investment of approximately $243 million, inclusive of related capital projects.

The East Coast Storage Assets include a storage facility with approximately four million barrels of multi-use storage capacity (of which over 50 percent is heated storage), an Aframax-capable marine facility, a rail facility, a truck terminal, equipment, contracts and other assets. With close proximity to the Paulsboro refinery, the assets are expected to provide synergy opportunities with the Partnership’s sponsor, PBF Energy. The total consideration for the assets is $107.0 million, which is comprised of an initial payment at closing of $75.0 million with the balance being payable one year after closing. Following closing, the Partnership expects to invest approximately $8.5 million over the next two years in projects to enhance facility capabilities and expects to achieve run-rate EBITDA of $15.5 million at the end of 2020. The transaction is expected to close in the fourth quarter subject to customary regulatory and other approvals.

PBF Logistics Announces Increased Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.4950 per common unit. The distribution is payable on August 30, 2018, to unitholders of record at the close of business on August 15, 2018.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Financial Measures
PBFX Reconciliation of Amounts under U.S. GAAP to annualized run-rate EBITDA (unaudited, in millions)

Reconciliation of East Coast Storage Assets, Knoxville Terminals, drop-down assets and associated projects Forecasted Net Income to annualized run-rate EBITDA:

(in millions)	Knoxville Terminals & Drop-down Assets	East Coast Storage Assets	Total
Forecasted net income	$10.4	$6.1	$16.5
Add: Depreciation and amortization expense	3.8	4.5	8.3
Add: Interest expense, net and other financing costs	3.9	4.9	8.8
Annualized run-rate EBITDA	$18.1	$15.5	$33.6

Annualized run-rate EBITDA for the Knoxville Terminals, drop-down assets and the East Coast Storage Assets assumes the completion of all related capital projects and full run-rate throughput. The identified organic growth capital projects associated with each of the acquisitions are capable of generating incremental revenue for PBFX above the acquired base assets. Upon completion of the organic projects, run-rate annualized EBITDA is expected to be approximately $33.6 million, which will be supported by long-term agreements with PBF Energy. The organic projects and the execution of the related contracts are expected to be completed with the assets operating at full run-rate volumes as follows: a) the organic projects associated with the drop-down assets by the end of 2018; b) the Knoxville Terminals by the end of 2019; and c) the East Coast Storage Assets by the end of 2020. The Knoxville Terminals, drop-down assets, the East Coast Storage Assets and the organic growth capital projects are included in the run-rate EBITDA for a full year period.

The Partnership defines EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. EBITDA is a non-GAAP supplemental financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership’s management believes that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA should not be considered an alternative to net income, income from operations, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because EBITDA may be defined differently by other companies in our industry, our definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Conference Call Information
The Partnership’s senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, August 2, 2018, at 11:00 a.m. ET. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be accessed by dialing (866) 342-8591 or (203) 518-9822, conference ID: PBFXQ218. The audio replay will be available two hours after the end of the call through August 16, 2018, by dialing (800) 688-9445 or (402) 220-1371.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets, the possibility that the Partnership may not consummate the proposed acquisitions, the Partnership’s plans for financing the proposed acquisitions, and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Factors Affecting Comparability

The following tables present our results of operations, related operational information, and reconciliations of net income and net cash provided by operating activities to EBITDA and distributable cash flow (both as defined below) of PBFX for the three and six months ended June 30, 2018 and 2017. The financial information presented contains the financial results of PBFX and PNGPC (as defined below) prior to the PNGPC Acquisition (as defined below) on February 28, 2017.

On April 16, 2018, the Partnership’s wholly-owned subsidiary, PBF Logistics Products Terminals LLC (“PLPT”), completed the purchase of two refined product terminals located in Knoxville, Tennessee, which include product tanks, pipeline connections to the Colonial and Plantation pipeline systems and truck loading facilities (the “Knoxville Terminals”) from Cummins Terminals, Inc. (the “Knoxville Terminals Purchase”).

Effective January 1, 2018, our wholly-owned subsidiary, Delaware City Terminaling Company LLC, and PBF Holding Company LLC (“PBF Holding”) amended the commercial agreements relating to our Delaware City rail unloading assets with the service fees thereunder being adjusted, including the addition of an ancillary fee paid by PBF Holding on an actual cost basis (the “Amended and Restated Rail Agreements”).

On April 17, 2017, our wholly-owned subsidiary, PLPT, acquired the Toledo, Ohio refined products terminal assets (the “Toledo Products Terminal”) from Sunoco Logistics Partners L.P. (the “Toledo Products Terminal Acquisition”). The Toledo Products Terminal is directly connected to, and currently supplied by, PBF Holding’s Toledo Refinery. The Toledo Products Terminal is comprised of a ten-bay truck rack and chemicals, clean product and additive storage capacity.

On February 28, 2017, our wholly-owned subsidiary, PBFX Operating Company LLC (“PBFX Op Co”), acquired from PBF Energy Company LLC (“PBF LLC”), a subsidiary of PBF Energy Inc. (“PBF Energy”), all of the issued and outstanding limited liability company interests of Paulsboro Natural Gas Pipeline Company LLC (“PNGPC”) (the “PNGPC Acquisition”). In connection with the PNGPC Acquisition, we constructed a new 24” natural gas pipeline to replace the existing interstate pipeline, which commenced services in August 2017 (the “Paulsboro Natural Gas Pipeline”). Concurrent with commencement of operations of the Paulsboro Natural Gas Pipeline, a new service agreement was entered into between PNGPC and Paulsboro Refining Company LLC (“PRC”).

In November 2017, we completed construction of a new crude storage tank at PBF Holding’s Chalmette Refinery (the “Chalmette Storage Tank”). Our wholly-owned subsidiary, PBFX Op Co, began providing storage services to PBF Holding in November 2017 for usage of the Chalmette Storage Tank under a ten-year storage services agreement (the “Chalmette Storage Services Agreement”).

The PNGPC Acquisition was a transfer between entities under common control. Accordingly, PBFX’s financial information contained herein has been retrospectively adjusted to include the historical results of PNGPC as if it was owned by the Partnership for all periods presented. The results of PNGPC are included in the Transportation and Terminaling segment.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before net interest expense, income tax expense, depreciation and amortization expense. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense, income tax expense, depreciation and amortization expense attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. EBITDA, EBITDA attributable to PBFX and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX and distributable cash flow are not presentations made in accordance with GAAP, they are supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and EBITDA attributable to PBFX provides useful information to investors in assessing our financial condition and results of operations. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with another perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue (a):
Affiliate	$63,785	$58,355	$124,649	$114,557
Third-party	3,613	3,974	6,788	8,249
Total revenue	67,398	62,329	131,437	122,806

Costs and expenses:
Operating and maintenance expenses (a)	19,111	15,504	37,159	31,273
General and administrative expenses	6,488	6,098	10,779	9,413
Depreciation and amortization	6,919	5,710	13,414	11,062
Total costs and expenses	32,518	27,312	61,352	51,748

Income from operations	34,880	35,017	70,085	71,058

Other expense:
Interest expense, net	(10,029)	(7,509)	(19,614)	(15,077)
Amortization of loan fees and debt premium	(396)	(377)	(759)	(793)
Net income	24,455	27,131	49,712	55,188
Less: Net loss attributable to Predecessor	—	—	—	(150)
Less: Net income attributable to noncontrolling interest (g)	4,363	3,820	8,385	7,419
Net income attributable to the partners	20,092	23,311	41,327	47,919
Less: Net income attributable to the IDR holder	3,415	2,107	6,370	3,793
Net income attributable to PBF Logistics LP unitholders	$16,677	$21,204	$34,957	$44,126

Net income per limited partner unit (h):
Common units - basic	$0.39	$0.49	$0.83	$1.04
Common units - diluted	0.39	0.49	0.83	1.04
Subordinated units - basic and diluted	—	0.52	—	1.07

Weighted-average limited partner units outstanding (h):
Common units - basic	42,231,119	31,428,577	42,176,202	28,784,479
Common units - diluted	42,294,616	31,485,563	42,190,136	28,788,463
Subordinated units - basic and diluted	—	10,649,228	—	13,253,423

Cash distribution declared per unit (e)	$0.4950	$0.4700	$0.9850	$0.9300

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Transportation and Terminaling Segment
Terminals
Total throughput (barrels per day (“bpd”)) (b)(d)	268,430	223,639	255,973	209,618
Lease tank capacity (average lease capacity barrels per month)	1,589,784	2,374,420	1,869,693	2,250,314
Pipelines
Total throughput (bpd) (b)(d)	166,900	121,532	159,868	133,694
Lease tank capacity (average lease capacity barrels per month)	1,574,740	750,597	1,555,930	1,060,197

Storage Segment
Storage capacity reserved (average shell capacity barrels per month)	4,412,673	3,787,736	4,445,714	3,739,838

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$23,314	$36,856	$67,370	$90,653
Investing activities	(59,568)	3,136	(63,521)	(16,361)
Financing activities	33,926	(29,768)	(3,832)	(87,459)
Net change in cash	$(2,328)	$10,224	$17	$(13,167)

Other Financial Information:
EBITDA attributable to PBFX (c)	$36,070	$35,552	$72,387	$72,022
Distributable cash flow (c)	$28,100	$30,543	$54,346	$59,137
Quarterly distribution declared per unit (e)	$0.4950	$0.4700	$0.9850	$0.9300
Distributions (e):
Common units	$22,800	$20,000	$43,770	$32,272
Subordinated units - PBF LLC	—	—	—	7,308
IDR holder - PBF LLC	3,415	2,107	6,370	3,793
Total distributions	$26,215	$22,107	$50,140	$43,373
Coverage ratio (c)	1.07x	1.38x	1.08x	1.36x
Capital expenditures, including acquisitions	$59,568	$36,918	$63,521	$56,385

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, in thousands)

	June 30,	December 31,
Balance Sheet Information:	2018	2017
Cash and cash equivalents (f)	$19,681	$19,664
Property, plant and equipment, net	710,412	673,823
Total assets	777,756	737,550
Total debt (f)	603,581	548,793
Total liabilities	627,012	580,455
Partners’ equity	(18,294)	(14,808)
Noncontrolling interest (g)	169,038	171,903
Total liabilities and equity	777,756	737,550

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$24,455	$27,131	$49,712	$55,188
Interest expense, net	10,029	7,509	19,614	15,077
Amortization of loan fees and debt premium	396	377	759	793
Depreciation and amortization	6,919	5,710	13,414	11,062
EBITDA	41,799	40,727	83,499	82,120
Less: Predecessor EBITDA	—	—	—	(40)
Less: Noncontrolling interest EBITDA (g)	5,729	5,175	11,112	10,138
EBITDA attributable to PBFX	36,070	35,552	72,387	72,022
Non-cash unit-based compensation expense	2,663	3,028	3,497	3,708
Cash interest	(10,049)	(7,866)	(19,629)	(15,617)
Maintenance capital expenditures attributable to PBFX	(584)	(171)	(1,909)	(976)
Distributable cash flow	$28,100	$30,543	$54,346	$59,137

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$23,314	$36,856	$67,370	$90,653
Change in operating assets and liabilities	11,119	(610)	12	(19,902)
Interest expense, net	10,029	7,509	19,614	15,077
Non-cash unit-based compensation expense	(2,663)	(3,028)	(3,497)	(3,708)
EBITDA	41,799	40,727	83,499	82,120
Less: Predecessor EBITDA	—	—	—	(40)
Less: Noncontrolling interest EBITDA (g)	5,729	5,175	11,112	10,138
EBITDA attributable to PBFX	36,070	35,552	72,387	72,022
Non-cash unit-based compensation expense	2,663	3,028	3,497	3,708
Cash interest	(10,049)	(7,866)	(19,629)	(15,617)
Maintenance capital expenditures attributable to PBFX	(584)	(171)	(1,909)	(976)
Distributable cash flow	$28,100	$30,543	$54,346	$59,137

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended June 30, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$60,432	$6,966	$—	$67,398
Depreciation and amortization expense	5,994	925	—	6,919
Income (loss) from operations	37,318	4,050	(6,488)	34,880
Interest expense, net and amortization of loan fees and debt premium	—	—	10,425	10,425
Capital expenditures, including the Knoxville Terminals Purchase	59,566	2	—	59,568

	Three Months Ended June 30, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$56,603	$5,726	$—	$62,329
Depreciation and amortization expense	5,090	620	—	5,710
Income (loss) from operations	37,788	3,327	(6,098)	35,017
Interest expense, net and amortization of loan fees and debt premium	—	—	7,886	7,886
Capital expenditures, including the Toledo Products Terminal Acquisition	32,540	4,378	—	36,918

	Six Months Ended June 30, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$117,402	$14,035	$—	$131,437
Depreciation and amortization expense	11,564	1,850	—	13,414
Income (loss) from operations	72,823	8,041	(10,779)	70,085
Interest expense, net and amortization of loan fees and debt premium	—	—	20,373	20,373
Capital expenditures, including the Knoxville Terminals Purchase	63,433	88	—	63,521

	Six Months Ended June 30, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$111,542	$11,264	$—	$122,806
Depreciation and amortization expense	9,841	1,221	—	11,062
Income (loss) from operations	73,894	6,577	(9,413)	71,058
Interest expense, net and amortization of loan fees and debt premium	—	—	15,870	15,870
Capital expenditures, including the Toledo Products Terminal Acquisition	47,833	8,552	—	56,385

	Balance at June 30, 2018
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$684,582	$84,489	$8,685	$777,756

	Balance at December 31, 2017
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$639,310	$86,760	$11,480	$737,550

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 5. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenue - Effective January 1, 2018, we entered into the Amended and Restated Rail Agreements, which impacted revenue recognized related to those assets for the three and six months ended June 30, 2018.

On April 16, 2018, our wholly-owned subsidiary, PLPT, purchased the Knoxville Terminals, which was accounted for as a business combination. As such, there was no revenue associated with the terminals prior to our acquisition.

In November 2017, the Chalmette Storage Tank was completed, and, as a result, the Chalmette Storage Services Agreement commenced.

In August 2017, the Paulsboro Natural Gas Pipeline commenced service. Concurrent with the commencement of operations, a new service agreement was entered into between PNGPC and PRC regarding the Paulsboro Natural Gas Pipeline.

On April 17, 2017, our wholly-owned subsidiary, PLPT, acquired the Toledo Products Terminal, which was accounted for as a business combination. As such, there was no revenue associated with the terminal prior to our acquisition.

Operating and maintenance expenses - As a result of the Toledo Products Terminal Acquisition, the PNGPC Acquisition, commencement of operations of the Chalmette Storage Tank and the Knoxville Terminals Purchase, our operating expenses are not comparative to prior periods due to expenses associated with these acquired assets.

(b) Calculated as the sum of the average throughput per day for each asset group for the period presented.

(c) See “Non-GAAP Financial Measures” on page 6 for definitions of EBITDA, EBITDA attributable to PBFX, distributable cash flow and coverage ratio.

(d)
Operating information pertains to assets which are included in the Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the acquisitions of the Toledo Products Terminal, the Paulsboro Natural Gas Pipeline and the Knoxville Terminals.

(e)
On August 2, 2018, we announced a quarterly cash distribution of $0.4950 per limited partner unit based on the results of the second quarter of 2018. The distribution is payable on August 30, 2018 to PBFX unitholders of record at the close of business on August 15, 2018. The total distribution amounts include the expected distributions to be made related to second quarter earnings.

(f)
Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents from total debt. We believe this measurement is also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of June 30, 2018 and December 31, 2017 was $583,900 and $529,129, respectively.

(g)
Our subsidiary, PBFX Op Co, holds a 50% controlling interest in Torrance Valley Pipeline Company LLC (“TVPC”), with the other 50% interest in TVPC owned by TVP Holding Company LLC (“TVP Holding”), an indirect subsidiary of PBF Holding. PBFX Op Co is also the sole managing member of TVPC. We, through our ownership of PBFX Op Co, consolidate the financial results of TVPC, and record a noncontrolling interest for the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated statements of operations includes the portion of net income or loss attributable to the economic interest in TVPC held by TVP Holding. Noncontrolling interest on the condensed consolidated balance sheets includes the portion of net assets of TVPC attributable to TVP Holding.

(h)
PBFX bases its calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period and the amount of available cash that has been or will be distributed to the general partner, limited partners and IDR holders for that reporting period. The weighted-average number of common and subordinated units reflects the conversion of all outstanding subordinated units to common units on June 1, 2017.